SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: September 6, 2006
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2006, effective as of September 1, 2006, we entered into an employment agreement with Mr. Todd Weaver (the “Employment Agreement”), our Chief Technology Officer. The Employment Agreement provides for, among other things, a three-year employment term and an annual base salary of $120,000. The Employment Agreement also provides that, in the event Mr. Weaver's employment is terminated for any reason other than (i) by us for Cause (as defined) or (ii) by Mr. Weaver for Good Reason (as defined), we will pay to Mr. Weaver a severance amount equal to his annual base salary, pro-rated, for the lesser of (x) the remainder of the original term of the agreement or (y) twelve (12) months following the effective date of termination.

The above description of the Employment Agreement is not a complete description of the material terms of such Employment Agreement and is qualified in its entirety by reference to the Employment Agreements, a copy of which is included as an exhibit to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Document

10.1	Employment Agreement, effective as of September 1, 2006, by and between our company and Todd Weaver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: September 12, 2006	By:	/s/Joseph Martinez
Chief Executive Officer

EXHBIT INDEX

Number	Document

10.1	Employment Agreement, effective as of September 1, 2006, by and between our company and Todd Weaver